UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 13, 2006

SEARS HOLDINGS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-51217	20-1920798
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

3333 Beverly Road
Hoffman Estates, Illinois	60179
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (847) 286-2500

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 -	Financial Information

Item 2.02	Results of Operations and Financial Condition.

On March 15, 2006, the Registrant issued a press release regarding its fourth quarter and fiscal year 2005 earnings. The press release is attached hereto as Exhibit 99.1.

Section 5 -	Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 13, 2006, in connection with consideration by the Nominating and Governance Committee of the Registrant’s Board of Directors of its recommendations for nominees for election as directors at the Registrant’s annual meeting of stockholders scheduled to be held on April 12, 2006 (the “Annual Meeting”), Julian C.  Day and Michael A.  Miles advised the Registrant of their decision not to stand for re-election to the Registrant’s Board of Directors at the Annual Meeting.

Messrs. Day and Miles have indicated their intention to continue to serve as directors until the Annual Meeting.

Section 7 -	Regulation FD

Item 7.01	Regulation FD Disclosure.

On March 15, 2006, the Chairman of the Registrant issued a letter to shareholders.  The letter will be available on the Registrant’s website, www.searsholdings.com, and is attached hereto as Exhibit 99.2.

Section 9 -	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits
Exhibit 99.1 – Press release dated March 15, 2006, furnished pursuant to Item 2.02.
Exhibit 99.2 – Letter from the Chairman dated March 15, 2006, furnished pursuant to Item 7.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARS HOLDINGS CORPORATION

	By:	/s/William K. Phelan
William K. Phelan
Vice President and Controller

Date: March 15, 2006

Exhibit Index

99.1         Press release dated March 15, 2006.

99.2         Letter from the Chairman dated March 15, 2006.